                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 12,1996
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                           AVITAR, INC.
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          (Exact name of registrant as specified in its charter)


        Delaware              0-20316              06-1174053
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(State or other jurisdiction  (Commission        (IRS Employer
   of incorporation)          File Number)    Identification No.)



  35 Thorpe Avenue, Suite 101, Wallingford, CT       06492
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   (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (203) 265-3594
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Item 5.   Other Events.

As previously announced, A.S. Goldmen & Co., Inc. (the "Underwriter") and certain holders of underwriter's warrants issued by Avitar, Inc. (formerly known as Managed Health Benefits Corporation and referred to herein as the "Company") commenced a court action against the Company by filing a complaint in Federal Court for the Southern District of New York, seeking, among other things, damages of $6,261,839.00 based upon the underwriters' warrant agreement between the Company and Goldmen.

In August 1992, the Company and the Underwriter entered into an Underwriting Agreement pursuant to which, in a firm commitment offering, the Underwriter offered 1,237,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") and 1,668,000 Redeemable Warrants (the "Redeemable Warrants"). Each Redeemable Warrant entitled the holder to purchase one share of Common Stock at a price of $7.00 per share commencing on August 11, 1993 until August 10, 1996 (and extended by the Company to November 30, 1996 and was redeemable by the Company, subject to the occurrence of certain events, at a price of $.05 per Redeemable Warrant. The shares of Common Stock were offered at an issuance price of $5.00 per share.

In addition to other customary compensation, the Underwriter was permitted to purchase, for nominal consideration, Underwriter's Warrants to purchase up to 111,200 shares of Common Stock and/or up to 166,800 warrants (the "Underlying Warrants") to purchase Redeemable Warrants. <FN1> The Underwriter's Warrants were initially exercisable at a price of $8.00 per share of Common Stock (160% of the annual public offering price) and $.40 per Underlying Warrant (160% of the assumed public offering price of a Redeemable Warrant).







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<FN1>The 1,237,000 shares offered in the offering included
125,000 shares to be offered by certain selling security holders of the Company. Accordingly, the Underwriter's Warrants were in an amount equal to 10% of the shares of Common Stock being offered by the Company to the Public.
As previously reported, Avitar believes that the anti-dilution and other provisions of the warrant agreement are unfair and unreasonable - indeed unconscionable. The NASD Corporate Finance Department has confirmed that the underwriter's claims based upon such anti-dilution provisions are in violation of the National Association of Securities Dealers Rules of Fair Practice. Accordingly, Avitar has advised the underwriter repeatedly that claims based upon the anti-dilution provisions are in violation of the NASD rules.

Avitar has directed its attorneys to oppose this court action vigorously based upon both the rule violations and otherwise.
Further, Avitar expects that NASD will enforce its rules against the underwriter as required by the Exchange Act.


                        SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AVITAR, INC.
                                       (Registrant)

Date: September 30, 1996               J.C. LEATHERMAN, JR.
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                                       J.C. LEATHERMAN, JR.,
                                       Chief Financial Officer